Exhibit 2.3

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

This AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of May 11, 2006, by and among vFINANCE INVESTMENTS, INC., a Florida corporation (“Buyer”), vFINANCE, INC., a Delaware corporation (“VFIN”), STERLING FINANCIAL INVESTMENT GROUP, INC., a Florida corporation (“Seller”), and STERLING FINANCIAL GROUP OF COMPANIES, INC., a Delaware corporation (“Parent”) hereby amends that certain Asset Purchase Agreement by and among each of the Parties hereto.

R E C I T A L S:

Buyer, VFIN, Seller and Parent (collectively, the “Parties”) have entered into an Asset Purchase Agreement dated January 10, 2006, as amended (the “Asset Purchase Agreement”) and the consummation of the transactions contemplated therein is subject to NASD approval.

Each of Seller and Parent desires to amend the Asset Purchase Agreement in order to provide additional time to obtain NASD approval of the transaction described in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

1.	The Parties agree that Section 10.1 (b) shall be amended to delete the date “April 30, 2006” and replace such date with “May 15, 2006”.

2.
All other provisions of the Asset Purchase Agreement shall remain in full force and effect. The Asset Purchase Agreement is incorporated by reference herein, as modified by the changes herein. Each term which is capitalized but not defined herein shall have the meaning ascribed thereto in the Asset Purchase Agreement. The Asset Purchase Agreement, as amended by this Amendment constitutes the entire agreement of the Parties with respect to the subject matter hereof. In the event of any inconsistency between the terms of this Amendment and the Asset Purchase Agreement, the terms of this Amendment shall govern and prevail.

3.
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Parties to this Amendment need not execute the same counterpart.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

VFINANCE INVESTMENTS, INC.

By:	/s/ Leonard Sokolow
Name: Leonard Sokolow
Title: Chairman

VFINANCE, INC.

By:	/s/ Leonard Sokolow
Name: Leonard Sokolow
Title: CEO and President

STERLING FINANCIAL INVESTMENT GROUP, INC.

By:	/s/ Charles P. Garcia
Name: Charles P. Garcia
Title: CEO

STERLING FINANCIAL GROUP OF COMPANIES, INC.

By:	/s/ Charles P. Garcia
Name: Charles P. Garcia
Title: CEO